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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of Earliest Event Reported):
                     OCTOBER 12, 2000 (SEPTEMBER 27, 2000)



                              PLUS SOLUTIONS, INC.
               (Exact Name of Registrant as Specified in Charter)



           NEVADA                        000-28331              88-0412455
(State or Other Jurisdiction of         (Commission          (I.R.S. Employer
 Incorporation or Organization)         File Number)         Identification No.)



              14677 MIDWAY ROAD, SUITE 206, ADDISON, TEXAS, U.S.A.
                    (Address of principal executive offices)

                                      75001
                                   (Zip Code)



                                  972-687-0090
              (Registrant's telephone number, including area code)


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ITEM 5.           OTHER ITEMS

         On September 27, 2000, we entered into a Subscription Agreement with four investors, The Keshet Fund L.P., Keshet L.P., Nesher Ltd., and Talbiya B. Investments Ltd, which provided for an $8.5 million long-term financing commitment. The financing was arranged by KCM Ltd., a New York, New York investment firm. Upon the execution of the Subscription Agreement, we initially sold to the investors a total of $500,000 of our 8% Convertible Notes for a purchase price equal to the principal amount of each note. Each investor purchased an 8% Convertible Note in the amount set forth below:


                  The Keshet Fund L.P. ......................   $110,000
                  Keshet L.P. ...............................    215,000
                  Nesher Ltd. ...............................     85,000
                  Talbiya B. Investments Ltd. ...............     90,000
                                                                --------
                  TOTAL .....................................   $500,000

The full principal amounts of the Convertible Notes must be paid on September 27, 2003. The Convertible Notes incur interest at the rate of 8% per year, which interest is paid quarterly. The Convertible Notes are a general obligation Plus Solutions and payment of principal and interest under the notes is not secured by any specific assets.

         The offering of securities to the investors was a private offering made in reliance on Rule 506 of Regulation D under the United States Securities Act. Each of the investors represented to us in the Subscription Agreement that it qualifies as an accredited investor under Regulation D.

PURCHASE OF ADDITIONAL NOTES

         We have the right to require the investors to purchase additional Convertible Notes. In order to exercise this right, we must meet several conditions, among which are:

          o we have an effective registration statement under the United States Securities Act that covers at least 200% of the shares of our common stock issuable upon conversion of the total amount of outstanding Convertible Notes and 100% of the shares of our common stock issuable upon exercise of outstanding warrants issued as finders fees

          o we are a reporting company under the United States Securities Exchange Act

          o there has been no material adverse change in our business and no event of default under the Convertible Notes

          o our common stock is listed on a securities trading market and there is no outstanding trading halt or stop order regarding the listing, quotation or trading of our common stock

In addition, we may not require any investor to purchase an amount of Convertible Notes that, together with the other Convertible Notes and shares of our common stock held by the investor, would result in the investor beneficially owning more than 9.9% of our outstanding common stock. During any calendar month, we may not require the investors to purchase an amount of Convertible Notes greater than the lesser of (1) $1,500,000; or (2) 10% of the weighted average aggregate market price of the volume of our common stock traded each day for the 30 trading days immediately preceding the issuance.

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         If these conditions and limitations are met, each investor may be required to purchase additional Convertible Notes up to the maximum amounts set forth below:


                  The Keshet Fund L.P. ...................     $1,650,000
                  Keshet L.P. ............................      3,225,000
                  Nesher Ltd. ............................      1,275,000
                  Talbiya B. Investments Ltd. ............      1,350,000
                                                               ----------
                  TOTAL ..................................     $7,500,000

In addition to the amounts set forth above, we may require the investors to purchase (1) $250,000 of Convertible Notes upon the filing of a registration statement under the United States Securities Act that covers the resale of the common stock issuable upon conversion of the outstanding Convertible Notes; and
(2) $250,000 of Convertible Notes upon the effectiveness of the registration statement. The Convertible Notes with respect to the registration statement must meet all the requirements for issuance of other Convertible Notes except the limitation during any calendar month to 10% of the daily weighted average aggregate market price of the traded volume of our common stock.

CONVERSION RIGHTS

         The Convertible Notes may be converted into shares of our common stock at the option of the holder or each note. Each Convertible Note may be partially or fully converted into common stock. The number of shares into which each note may be converted is calculated by dividing the principal amount of the note, plus any accrued but unpaid interest on the note, by a conversion price calculated on the date the Convertible Note is issued. The conversion price of the Convertible Notes issued on September 27, 2000 is $.10. The conversion price of all Convertible Notes issued after September 27, 2000 is 84% of the lowest closing price for our common stock on the principal stock market on which our common stock is traded during the 10 trading days immediately preceding the date of issuance. Once the conversion price is established upon issuance of the Convertible Note, the conversion price may be adjusted upon the occurrence of certain events, including any division or combination of shares of our common stock, any recapitalization or restructuring, or any issuance of our common stock for a purchase price less that the current conversion price.

         If we are unable to deliver stock certificates as a result of the conversion of a Convertible Note in a timely manner, we may be required to pay a late fee and other penalties to the holder of the note. If we are prohibited from issuing such stock certificates, we may be required to redeem the notes at 130% of their principal amount. Unless an investor provides us with 75 days notice, an investor may not convert any amount of a Convertible Note if, after the conversion, the investor would beneficially own more than 9.9% of our outstanding common stock.

REGISTRATION RIGHTS

         We are required to file a registration statement under the United States Securities Act that covers the resale by the investors of at least 200% of the shares of our common stock issuable upon conversion of the total amount of outstanding Convertible Notes and 100% of the shares of our common stock issuable upon exercise of outstanding warrants issued as finders fees. We must maintain the effectiveness of this registration statement until the latest of
(1) six months after the expiration of the warrants issued as finders fees; (2) twelve months after the last maturity date of all outstanding Convertible Notes; or (3) two years after the last date of issuance of a Convertible Note. At any time after 91 days after the first issuance date of Convertible Notes until the fourth anniversary of the first issuance date of Convertible Notes, the investors holding more than 50% of the outstanding Convertible Notes and the shares of our common stock issued upon conversion of the Convertible Notes have the right to require us to file an additional registration statement under the United States Securities Act which covers the resale of the shares designated by such holders. The investors also have the right to include shares of

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our common stock they hold in a registration statement we intend to file for our own account of for the account of another stockholder.

FINDERS FEES AND WARRANTS

         Upon any sale of Convertible Notes under the Subscription Agreement, we must pay to Alon Enterprises Ltd. finders fees in the form of cash and warrants to purchase shares of our common stock. The cash finders fees are equal to 10% of the total cash consideration paid by the investors for the Convertible Notes issued pursuant to such sale. The warrant finders fees enable Alon Enterprises to purchase a number of shares of our common stock equal to 12% of the number of shares of our common stock into which the Convertible Notes issued pursuant to such sale may be converted at an exercise price equal to 105% of the lowest closing bid price for our common stock on the principal stock market on which our common stock is traded during the 10 trading days immediately preceding the date of the sale of Convertible Notes. The finders warrants expire on the fifth anniversary of their date of issuance. Although the exercise price is established upon the issuance of the finders warrant, the exercise price may be adjusted upon the occurrence of certain events, including any division or combination of shares of our common stock, any recapitalization or restructuring, or any issuance of our common stock for a purchase price less that the current exercise price.

         Pursuant to the provisions of the Subscription Agreement, we issued a finders warrant to Alon Enterprises on September 27, 2000 that is exercisable for 2,000,000 shares of our common stock at the exercise price of $.1365 per share.

         If we do not require the investors to purchase at least $2,000,000 of Convertible Notes during each 12 month period preceding the first, second and third anniversaries of the Subscription Agreement, not including the $500,000 of Convertible Notes issued on September 27, 2000, but including any Convertible Notes that we request the investors to purchase but the investors refuse to purchase because of the 9.9% beneficial ownership limitation, we must issue additional warrants to Alon Enterprises. The number of shares of our common stock that may be acquired pursuant to such additional finders warrants are equal to the difference between the number of shares of our common stock that might have be acquired pursuant to warrants that would have been issued had we sold $2,000,000 of Convertible Notes during the preceding 12 month period and the number of shares of our common stock that can be acquired pursuant to finders warrants that were actually issued during such period (including the number of shares of our common stock that might have be acquired pursuant to warrants that would have been issued had we sold any Convertible Notes that we requested the investors to purchase but the investors refused to purchase because of the 9.9% beneficial ownership limitation during such period).

OTHER PROVISIONS

         We made certain representations and warranties regarding Plus Solutions and the offering of the Convertible Notes that are customary in transactions similar to the sale of the Convertible Notes. The investors also made customary representations and warranties regarding their qualification as accredited investors and their investment intentions regarding the Convertible Notes.

         We and the investors each agreed to indemnify the other for damages arising from a breach of the agreement. We also agreed to customary mutual indemnification with respect to the registration rights conferred to the investors.

         Other than securities issued to our directors and employees or securities issued pursuant to mergers, acquisitions or strategic partnerships, we may not offer for sale any securities of Plus Solutions until 180 days after the effectiveness of the registration statement under the United States Securities Act that covers the resale by the investors of the shares of our common stock held by them. Until September 27, 2001, we must offer the investors a right of first refusal with respect to any financing transaction proposed by a third party, on the same terms and conditions as those proposed by such party.

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ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)     Exhibits

             4.1 Subscription Agreement dated September 27, 2000 among Plus Solutions, Inc. and the Subscribers set forth therein.







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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: October 12, 2000                      PLUS SOLUTIONS, INC.


                                            By: /s/ MAX GOLDEN
                                                -------------------------------
                                                President






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                                  EXHIBIT INDEX

       EXHIBIT
       NUMBER                    DESCRIPTION
       -------                   -----------
         4.1           Subscription Agreement dated September 27, 2000 among
                       Plus Solutions, Inc. and the Subscribers set forth
                       therein.